Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3), and related Prospectus of CYREN Ltd. for the registration of debt securities, ordinary shares, warrants  and to the incorporation by reference therein of our report dated April 30, 2014, with respect to the consolidated financial statements of CYREN Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST, FORER, GABBAY and KASIERER
June 20, 2014	A member of EY Global